QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.38

ARTICLES OF INCORPORATION

OF

HUNTSMAN INTERNATIONAL LTD.

        We, the undersigned natural persons over the age of twenty-one years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

        The name of the corporation is Huntsman International Ltd.

ARTICLE II

DURATION

        The corporation shall exist perpetually or until dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

        Section 3.01.    Purposes.    The purposes for which the corporation is organized are:

          (a)   To engage in and carry on in all of its branches the business of purchasing, developing, manufacturing, compounding, refining, marketing, selling, distributing, importing, exporting, exploiting, mining, using, and otherwise dealing in and with, and to purchase, mine, manufacture, compound, refine, distill, treat, prepare, analyze, synthesize, produce, and in every way deal in and with chemicals of every kind, chemical materials, compounds, preparations, substances, and products, including without limitation acids, alkalis, and salts, their compounds and derivatives, drugs, pharmaceuticals, industrial chemicals and products, and also derivatives, materials, products, substances, and combinations produced or manufactured therefrom, including solids, liquids and gases of all kinds; to engage in the separation or reduction and treatment of solids, liquids, and gases into their constituents; and to produce and utilize and deal in and with chemicals and chemical combinations of all kinds.

          (b)   To purchase, acquire, own, hold, lease, mortgage, encumber, sell and dispose of any and all kinds and character of real, personal, and mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

          (c)   To enter into, make, and perform contracts of every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

          (d)   To act as principal, agent, or broker for others and receive compensation for all services which it may render in the performance of the duties of an agency character.

          (e)   To purchase, hold, sell, and transfer the shares of its own capital stock.

          (f)    To engage in the general business of investing, on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.

          (g)   To conduct researches, investigations, and examinations of businesses and enterprises of every kind and description.

          (h)   To engage in any and all other lawful purposes, activities, and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.

        Section 3.02    Powers.    The corporation shall have all powers allowed by law, including without limitation those powers described in Sections 16-10-4 and 16-10-5 of the Utah Code Annotated (1953), as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE IV

CAPITALIZATION

        The aggregate number of shares which the corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock having a par value of One Dollar ($1.00) per share. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to (1) vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation.

ARTICLE V

PAID-IN-CAPITAL

        The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

ARTICLE VI

BYLAWS

        Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws.

ARTICLE VII

PRE-EMPTIVE RIGHTS

        No holder of the shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term convertible obligations as used herein shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the corporation is suite 1600, 50 South Main Street, Salt Lake City, Utah 84144, and the name of its initial registered agent at such address is Brent M. Stevenson.

ARTICLE IX

DIRECTORS

        The number of Directors which shall constitute the Board of Directors of the corporation may vary from three (3) to nine (9) Directors as prescribed by the Bylaws. The number of Directors constituting the initial Board of Directors of the corporation shall be three (3), and the names and addresses of the persons who are to serve as Directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows:

Name	Address
Jon M. Huntsman	Suite 560/86 50 South Main Street Salt Lake City, Utah 84144
Terry R. Parker	Suite 560/86 50 South Main Street Salt Lake City, Utah 84144
Ranald A. Rasband	Suite 560/86 50 South Main Street Salt Lake City, Utah 84144

ARTICLE X

INCORPORATORS

        The names and addresses of the incorporators are as follows:

Name	Addresses
Brent M. Stevenson	Suite 1600, 50 South Main Street Salt Lake City, Utah 84144
Brent J. Giauque	Suite 1600, 50 South Main Street Salt Lake City, Utah 84144
Thomas E. Nelson	Suite 1600, 50 South Main Street Salt Lake City, Utah 84144

        DATED this 23rd day of October, 1986.

/s/ BRENT M. STEVENSON Brent M. Stevenson
/s/ BRENT J. GIAUQUE Brent J. Giauque
/s/ THOMAS E. NELSON Thomas E. Nelson

VERIFICATION

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)

        On the 23rd day of October, 1986, personally appeared before me Brent M. Stevenson, Brent J. Giauque, and Thomas E. Nelson, who being be me first duly sworn, declared that they are the incorporators of Huntsman International Ltd., that they signed the foregoing Articles of Incorporation of Huntsman International Ltd. as incorporators of the corporation, and that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of October, 1986.

/s/ KATHRYN K. SHELTON NOTARY PUBLIC Residing at Salt Lake City, Utah
My Commission Expires:
09/28/87

REGISTERED AGENT ACKNOWLEDGEMENT

STATE OF UTAH	)
	:	ss
COUNTY OF SALT LAKE	)

        The undersigned, Brent M. Stevenson, being first duly sworn on oath, deposes and says that he is the person appointed as the Registered Agent for Huntsman International Ltd. and that he does hereby acknowledge and accept such appointment.

/s/ BRENT M. STEVENSON Brent M. Stevenson

        SUBSCRIBED AND SWORN to before me this 23rd day of October, 1986.

/s/ KATHRYN K. SHELTON NOTARY PUBLIC
	Residing at:	Salt Lake City, Utah
My Commission Expires:
9/28/87

QuickLinks

ARTICLES OF INCORPORATION OF HUNTSMAN INTERNATIONAL LTD.
ARTICLE I NAME
ARTICLE II DURATION
ARTICLE III PURPOSES AND POWERS
ARTICLE IV CAPITALIZATION
ARTICLE V PAID-IN-CAPITAL
ARTICLE VI BYLAWS
ARTICLE VII PRE-EMPTIVE RIGHTS
ARTICLE VIII REGISTERED OFFICE AND AGENT
ARTICLE IX DIRECTORS
ARTICLE X INCORPORATORS
VERIFICATION
REGISTERED AGENT ACKNOWLEDGEMENT